Exhibit 10.28

        October 6, 2006

Patrick L. Jones, PhD
Office of Technology Transfer
The University of Arizona
Main Gate 515
888 N. Euclid Avenue
Tucson, Arizona 85721-0158

Re:	Proposed Acquisition of ProlX Pharmaceuticals Corporation ("ProlX") by Biomira Inc. ("Biomira")

Dear Dr. Jones:

        ProlX and Biomira have entered into negotiations for the acquisition of ProlX by Biomira. As part of the contemplated transaction, Biomira will assume the following License Agreements:

        1.     Exclusive License Agreement by and between the University of Arizona and ProlX dated June 3, 1999 (the "1999 Agreement");

        2.     Exclusive License Agreement by and among Georgetown University, University of Arizona and ProlX dated as of July 5, 2001 (the "2001 Agreement");

        3.     Exclusive License Agreement between University of Arizona and ProlX dated as of July 29, 2004 (the "2004 Agreement"), with the University of Arizona as Licensor acting on its own behalf and on behalf of the University of Pittsburgh as set forth in the 2004 Agreement; and

        4.     Exclusive License Agreement between University of Arizona and ProlX dated as of September 15, 2005 (the "2005 Agreement").

        Collectively, the 1999 Agreement, the 2001 Agreement, the 2004 Agreement and the 2005 Agreement shall be referred to hereunder as the "License Agreements" and Georgetown University, the University of Pittsburgh and University of Arizona shall be referred to hereunder as the "Universities."

        Upon the effective date of the contemplated transaction, (the "Effective Date"), Biomira will acquire ProlX through the statutory merger (the "Merger") of a wholly owned subsidiary of Biomira ("Merger Sub") with and into ProlX and, as part of the same overall transaction, the merger of the surviving entity of such merger with and into another wholly owned subsidiary of Biomira ("Newco"), all upon the terms and conditions set forth in that certain merger agreement (the "Merger Agreement") among Biomira, Merger Sub, ProlX and certain stockholders of ProlX.

        In connection with the Merger, ProlX seeks (i) acknowledgement that there has been no default by ProlX, and that there is no anticipated default, under any of the License Agreements, and (ii) clarification or modification with respect to the following provisions of the License Agreements as they will apply to Biomira upon completion of the Merger.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  1999 Agreement

        With respect to Section 7.3, ProlX seeks clarification that ProlX is not in default under any of the diligence provisions set forth therein, or if there has been a default, that the University of Arizona waives its right to terminate the 1999 Agreement with respect to any such default.

        With respect to Sections 7.3.2(b) and 7.3.3(a) and (b), ProlX seeks to amend the provision to read in its entirety:

        [+]

        Sections 7.3.2(b) and 7.3.3(b) shall be deleted.

  2005 Agreement and 2004 Agreement

        With respect to Section 13.1 of the 2005 Agreement and Section 13.1 of the 2004 Agreement, ProlX seeks to clarify that the amount of the assignment transfer fee under the 2004 Agreement is [+] and the assignment transfer fee under the 2005 Agreement is [+] (together, the "Assignment Fees") and that such Assignment Fees are payable no later than 15 days after the Effective Date.

        Please indicate (i) the Universities' acknowledgement that there has been no default by ProlX, and that there is no anticipated default, under the License Agreements, (ii) the University of Arizona's waiver of the requirements of Section 7.3 of the 1999 Agreement, (iii) the University of Arizona's agreement to modify Section 7.3.3 of the 1999 Agreement and (iv) the University of Arizona's confirmation of the Assignment Fees and the date on which they are due, by signing in the space indicated below.

        Please note that the proposed Merger and the information set forth in this letter are confidential information of ProlX and subject to the confidentiality provisions of the License Agreements.

        Please call me at 713-864-7512 if you have any questions. We appreciate your cooperation.

Sincerely,
Dr. Lynn Kirkpatrick Dr. Lynn Kirkpatrick Chief Executive Officer

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

On behalf of the University of Arizona and the University of Pittsburgh, I consent to the terms set forth above and represent and warrant that I am authorized to give such consent on behalf of the University of Arizona and the University of Pittsburgh:

UNIVERSITY OF ARIZONA
By:	Patrick L. Jones, Ph.D., MBA
Name:	Patrick L. Jones, Ph.D., MBA
Title:	Director, Office of Technology Transfer
Date:	24 Oct 2006

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES